Exhibit 99.1
Summary of the Characteristics of the Contracts

Outstanding Principal Balance	$2,799,999,981.52
Minimum	$521.07
Maximum	$147,722.49
Average	$18,318.25
Number of Contracts	152,853
Financed Vehicles
Percentage of New Vehicles	35.75%
Percentage of Pre-Owned Vehicles	64.25%
Percentage of Automobiles	41.95%
Percentage of Light Duty Trucks	58.05%
Percentage of Simple Interest Contracts	99.42%
Percentage of Rule of 78’s Contracts	0.58%
Annual Percentage Rate
Minimum	4.00%
Maximum	32.99%
Weighted Average	11.64%
Remaining Maturities
Minimum (Months)	3
Maximum (Months)	84
Weighted Average (Months)	65.63
Original Maturities
Minimum (Months)	12
Maximum (Months)	84
Weighted Average (Months)	66.66
Percentage over 60 Months	67.79%
Percentage over 70 Months	1.55%
Distribution of Contracts by APR

			Percentage of
	Number	Sum of	Aggregate
	of	Principal	Principal
Contract APR	Contracts	Balances	Balance
4.000% - 4.999%	264	$5,400,587.54	0.19%
5.000% - 5.999%	3,355	69,342,495.03	2.48
6.000% - 6.999%	7,775	168,616,128.39	6.02
7.000% - 7.999%	11,486	245,982,234.63	8.79
8.000% - 8.999%	14,283	304,362,304.90	10.87
9.000%- 9.999%	17,811	364,886,637.27	13.03
10.000% - 10.999%	15,684	309,194,556.84	11.04
11.000% - 11.999%	12,909	247,903,154.92	8.85
12.000% - 12.999%	14,139	255,727,766.25	9.13
13.000% - 13.999%	10,153	178,834,420.54	6.39
14.000% - 14.999%	9,899	163,284,834.19	5.83
15.000% - 15.999%	8,243	130,817,106.59	4.67
16.000% - 16.999%	6,821	103,227,492.42	3.69
17.000% - 17.999%	5,860	86,327,316.45	3.08
18.000% - 18.999%	4,722	61,971,507.41	2.21
19.000% - 19.999%	3,184	39,118,391.40	1.40
20.000% - 20.999%	2,045	23,492,561.93	0.84
21.000% - 21.999%	2,220	23,036,390.72	0.82
22.000% and higher	2,000	18,474,094.10	0.66
Total:	152,853	$2,799,999,981.52	100.00%

Geographic Concentration of the Contracts

			Percentage of
	Number	Sum of	Aggregate
	of	Principal	Principal
Delaler State	Contracts	Balances	Balance
Alabama	796	$15,856,296.85	0.57%
Arizona	7,850	141,529,465.65	5.05
California	54,186	1,035,112,224.67	36.97
Colorado	3,961	70,083,423.43	2.50
Connecticut	871	14,683,403.00	0.52
Delaware	675	13,374,027.20	0.48
Florida	3,677	61,461,279.20	2.20
Georgia	2,863	58,823,913.91	2.10
Idaho	3,303	53,574,534.95	1.91
Illinois	3,596	64,502,504.26	2.30
Indiana	862	14,541,849.05	0.52
Iowa	420	7,006,690.14	0.25
Kansas	688	11,594,502.72	0.41
Kentucky	895	14,902,383.19	0.53
Maine	165	2,917,625.67	0.10
Maryland	3,131	65,025,623.84	2.32
Massachusetts	1,675	31,267,492.74	1.12
Michigan	2,632	44,497,266.24	1.59
Minnesota	1,566	27,092,710.80	0.97
Mississippi	102	1,795,206.32	0.06
Missouri	2,007	31,876,165.60	1.14
Montana	185	3,237,246.20	0.12
Nebraska	226	4,002,223.13	0.14
Nevada	4,385	80,435,144.11	2.87
New Hampshire	821	15,311,006.32	0.55
New Jersey	1,470	27,848,093.22	0.99
New Mexico	1,380	25,822,339.63	0.92
New York	4,174	69,723,639.66	2.49
North Caolina	3,696	67,300,586.24	2.40
North Dakota	13	227,673.66	0.01
Ohio	3,995	65,252,677.73	2.33
Oklahoma	285	5,719,712.43	0.20
Oregon	5,332	90,244,812.53	3.22
Pennsylvania	2,057	36,418,586.65	1.30
Rhode Island	151	2,666,602.21	0.10
South Carolina	1,757	33,875,921.54	1.21
South Dakota	161	2,717,158.82	0.10
Tennessee	2,050	35,171,839.88	1.26
Texas	5,309	111,429,632.70	3.98
Utah	2,265	41,488,279.28	1.48
Vermont	59	1,051,405.48	0.04
Virginia	5,076	99,725,391.23	3.56
Washington	9,763	158,573,524.09	5.66
West Virginia	38	622,696.61	0.02
Wisconsin	1,937	32,845,824.57	1.17
Wyoming	347	6,769,374.17	0.24
Total:	152,853	$2,799,999,981.52	100.00%